UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

Bond Trust Products LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32519	35-2215554
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Capitol Office Center, 3422 Old Capitol Trail #188, Wilmington, Delaware	19808-6192
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:        (302) 994-5370

ITEM 8.01. Other Events and Required FD Disclosure.

On May 23, 2005 Bond Trust Products Trust A (the “Trust”) was formed pursuant to a certificate of formation and on May 31, 2005 Bond Trust Products LLC, as depositor (the “Depositor”), The Bank of New York Trust Company, N.A., as trustee, The Bank of New York (Delaware), as Delaware trustee and Incapital Holdings LLC, as administrative agent entered into a trust agreement with respect to the Trust. The trust agreement is included as Exhibit 4.1 hereto. On May 31, 2005, the Trust entered into a underwriting agreement by and among the Trust, Bond Trust Products LLC and Incapital LLC. Pursuant to the underwriting agreement, the Trust issued and sold $5,500,000 aggregate principal amount of Pass-Through Trust Certificates. The Trust Certificates were registered pursuant to registration statement on Form S-3 (File No. 333-111885) on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, as amended.

The Trust Certificates are described in a prospectus supplement dated May 31, 2005. The underwriting agreement is included as Exhibit 1.1.

The Depositor and the Trust issued a press release describing the issuance of the Trust Certificates. The press release is included as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

a. N/A

b. N/A

c. Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated May 31, 2005.
4.1	Trust Agreement, dated May 31, 2005.
5.1	Opinion of Richards, Layton & Finger regarding legality of the Trust Certificates.
8.1	Opinion of Morrison & Foerster LLP regarding tax section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOND TRUST PRODUCTS LLC

By:	/s/ Steven J. Hartman
Name: Steven J. Hartman
Title: Managing Member
(Principal Executive Officer)

Date: May 31, 2005

EXHIBIT INDEX

1.1 Underwriting Agreement, dated May 31, 2005.

4.1 Trust Agreement, dated May 31, 2005.

5.1 Opinion of Richards, Layton & Finger regarding legality of the Trust Certificates.

8.1 Opinion of Morrison & Foerster LLP regarding tax section.